Exhibit 10.5

DISTRIBUTION AGREEMENT

THIS DISTRIBUTION AGREEMENT (this “Agreement’) is made as of this          day of October, 2017, by and between Metaurus Equity Component Trust (the “Trust”), a trust formed under the laws of Delaware, and SEI Investments Distribution Co. (the “Distributor”), a Pennsylvania corporation.

WHEREAS, the Trust is comprised of one or more separate series (each, a “Fund” and collectively, the “Funds”) as set forth on Schedule A hereto; and

WHEREAS, each Fund has registered with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 (the “1933 Act”) to issue common units of fractional undivided beneficial interest (“Shares”); and

WHEREAS, the Distributor is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and in all states and other jurisdictions in which it is required in order to conduct business and is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”); and

NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained and intending to be legally bound, the parties hereby agree as follows:

SECTION 1 APPOINTMENT

The Trust hereby appoints Distributor as its distributor of Creation Units of each Fund, and to provide such other services in accordance with the terms set forth in this Agreement. As used in this Agreement, the term, “Creation Unit” means an aggregation of a specified number of Shares of a Fund, as specified in the applicable Registration Statement (as defined below). Distributor accepts such appointment and agrees to furnish certain related services as set forth in this Agreement.

SECTION 2 SOLICITATION OF SALES AND OTHER SERVICES

2.01 Solicitation of Sales. The Trust grants to Distributor the right to sell Creation Units of shares of the series funds of the Trust, provided that such Fund shares are authorized for issue, at the applicable net asset value, in accordance with the Prospectus, as agent and on behalf of the Trust, during the term of this Agreement and subject to the registration requirements of the 1933 Act, the rules and regulations of the SEC and the laws governing the sale of securities in the various states (“Blue Sky Laws”). As used in this Agreement, the term, “Prospectus” means each Fund’s current prospectus and statement of additional information included in the Trust’s Form S-1 registration statement filed with the SEC, as supplemented and/or amended from time to time (the “Registration Statement”).

2.02 Other Services. Without limiting the foregoing, the Distributor will perform or supervise the performance by others of the additional services set forth herein, including those set forth in Schedule B, attached hereto. If the Distributor delegates any obligations hereunder, it shall be solely responsible for ensuring all such delegates comply with the terms of this Agreement, and the Distributor shall remain responsible for and subject always to the limitations set forth herein, liable to reimburse the Trust for any losses due to any non-compliance by such delegates with the terms of this Agreement or applicable law.

SECTION 3 REPRESENTATIONS, WARRANTIES AND COVENANTS

3.01 Representations, Warranties and Covenants of the Trust. The Trust represents, warrants and covenants that:

(a) it is duly organized, validly existing and in good standing under the laws of the state of its formation, and has all requisite power under the laws of such state and applicable federal law to conduct its business as now being conducted and to perform its obligations as contemplated by this Agreement;

(b) its execution, delivery and performance of this Agreement has been duly authorized by the Trust, and, when executed and delivered by the Trust, will constitute a legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms;

(c) it shall timely perform all obligations identified in this Agreement as obligations of the Trust, including, without limitation, providing the Distributor with all due diligence and marketing materials reasonably requested by the Distributor and giving all necessary consents or approvals, in good faith and within a timely manner;

(d) (i) it is not a party to any, and there are no, pending or threatened legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations or inquiries (collectively, “Actions”) of any nature against it, its sponsor or its properties or assets which could, individually or in the aggregate, have a material effect upon its business or financial condition or its ability to perform its obligations under this Agreement, (ii) its entering into this Agreement does not conflict with, constitute a default of or require a consent under any provision of any agreement or instrument to which the Trust or any of its Funds is a party or by which it or any of such Funds are bound and (iii) there is no injunction, order, judgment, decree, or regulatory restriction imposed upon it or any of its properties or assets;

(e) The organization and offering expenses comply with applicable law including, without limitation, the provisions of FINRA Rule 2310, or any successor rule applicable to direct participation programs, to the extent applicable;

(f) upon request by the Distributor, it will provide to the Distributor (i) responses to questionnaires or similar due diligence information requests, and (ii) reasonable access, through teleconference and at no cost to the Distributor during regular business hours, to its personnel and agents for the Distributor to be carry out due diligence with respect to compliance with the terms of this Agreement and applicable law including, without limitation, the provisions of FINRA Rule 2310;

(g) it is and will continue to be in compliance with all applicable laws and regulations aimed at the prevention and detection of money laundering and/or the financing of terrorism activities including the Bank Secrecy Act, as amended by the USA PATRIOT Act and similar laws and regulations established or enforced by the U.S. Treasury Department, the Office of Foreign Asset Control (“OFAC”), the Financial Crimes and Enforcement Network (“FinCEN”) and the SEC;

(h) (i) the Registration Statement and each Fund’s Prospectus has been prepared and all sales literature and advertisements created by or on behalf of the Trust or other materials prepared by or on behalf of the Trust for use in connection with the sale or marketing for sale of any Fund (“Sales Literature and Advertisements”) shall be prepared in conformity with all applicable laws and regulations (including, without limitation, the 1933 Act, and the rules and regulations of the SEC), (ii) all statements of fact contained in the Registration Statement, each Prospectus and all Sales Literature and Advertisements are or will be true and correct in all material respects at the time indicated in such documents or the effective date, as the case may be, and none of such documents shall include any untrue statement of a material fact or omit to state a material fact that is required to be stated therein so as to make the statements contained in any such document not misleading;

(i) it will notify the Distributor as soon as reasonably practical of any matter which could materially affect the Distributor’s performance of its duties and obligations under this Agreement, including any amendment to the Registration Statement or amendment or supplement to any Prospectus, or of any stop order suspending the effectiveness of the Registration Statement;

(j) it will provide Distributor with the opportunity to review and comment on each piece of Sales Literature and Advertisement thereto at least one week prior to proposed use of the same and will not use or permit another party to use any Sales Literature and Advertisements unless and until the Distributor has approved the use of such material;

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(k) it will provide Distributor with the opportunity to review and comment on each Registration Statement and amendment or supplement thereto at least one week prior to filing the same with an applicable regulatory body;

(l) it will use reasonable efforts to provide Distributor with the opportunity to review and comment on any exemptive application or amendment thereto at least two weeks prior to filing the same with an applicable regulatory body (but the Trust shall not be required to accept such comments);

(m) it shall fully cooperate with requests from government regulators and the Distributor for information, including but not limited to information relating to customers, transactions involving the Creation Units and fees and expenses of Trust, as permitted by law, in order for the Distributor to comply with its regulatory obligations; and

(n) in the event it determines that it is in the interest of the Trust to suspend or terminate the sale of any Creation Units, the Trust shall promptly notify the Distributor of such fact in advance and in writing prior to the time on which the Trust desires to cease offering the Creation Units.

3.02 Representations, Warranties and Covenants of Distributor. The Distributor hereby represents, warrants and covenants as follows:

(a) it has full power, right and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by all requisite actions on its part, and no other proceedings on its part are necessary to approve this Agreement or to consummate the transactions contemplated hereby; this Agreement has been duly executed and delivered by it; this Agreement constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms;

(b) it is not a party to any, and to the best of its knowledge and belief, there are no, pending or threatened legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations or inquiries (collectively, “Actions”) of any nature against it which are reasonably likely to, individually or in the aggregate, have a material effect upon its business or financial condition, and there is no injunction, order, judgment, decree, or regulatory restriction imposed upon it or any of its properties or assets that are reasonably likely to have a material effect upon its business or financial condition;

(c) information about litigation to which the Distributor or any of its affiliates or control persons is a party will be set forth in SEI Investments Company’s (NASDAQ: SEIC) periodic SEC filings in accordance with the rules of the SEC and will be publicly available in filings on Forms 10-Q, 10-K and 8-K from time to time;

(d) it has and shall maintain net capital of not less than that required by Rule 15c3-1 under the Securities Exchange Act of 1934, as amended, or any successor provision;

(e) it shall deliver or cause to be delivered a Prospectus to persons purchasing Shares in Creation Units and shall maintain records of both orders placed with the Distributor and confirmations of acceptance furnished by the Distributor;

(f) it shall not distribute any information or make any representations about the Trust or the Funds other than those contained in the Registration Statement, Prospectuses of the Funds filed with the SEC, shareholder reports or other Sales Literature and Advertisements authorized by the Trust or its representative for use by the Distributor; and

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(g) it will act in material compliance with all applicable FINRA anti-money laundering rules as they relate to the services of the Distributor performed pursuant to this Agreement. The Distributor represents that it has in place anti-money laundering procedures which comply with applicable law in jurisdictions in which Shares are distributed. The Distributor agrees to notify the Trust of any suspicious activity of which it becomes aware relating to transactions involving Shares. The Distributor also agrees to use reasonable efforts to remedy, as promptly as practicable, any material deficiency in its anti-money laundering policies of which it learns. Upon reasonable request, the Distributor agrees to provide the Trust with documentation relating to its anti-money laundering policies and procedures. The Distributor shall include specific contractual provisions regarding anti-money laundering compliance obligations in agreements entered into by the Distributor with any dealer that is authorized to effect transactions in Shares.

SECTION 4 ISSUANCE AND REGISTRATION OF SHARES

4.01 Issuance of Shares. Upon receipt of purchase orders in proper form, the Trust agrees to issue Creation Units of each Fund and to request the Depository Trust Company (“DTC”) to record on its books the ownership of the Shares constituting such Creation Units in accordance with the book-entry system procedures described in each Prospectus in such amounts as the Distributor has requested through the Trust’s transfer agent in writing or other means of data transmission, as promptly as practicable after receipt by the Trust of the requisite deposit securities and other deposit instruments and cash components (together with any fees) and acceptance of such order, upon the terms described in the Registration Statement.

4.02 Registration of Shares. The Trust agrees that it will take all action necessary to register or qualify Shares under the federal and state securities laws so that there will be available for sale the number of Shares necessary in connection with the number of Creation Units the Distributor may reasonably be expected to sell and to pay all fees associated with said registration. The Trust will make available to the Distributor such number of copies of its Prospectus as the Distributor may reasonably request. The Trust will furnish to the Distributor copies of all information, financial statements and other papers held by the Trust which the Distributor may reasonably require for use in connection with the distribution of Creation Units of the Trust.

SECTION 5 AGREEMENTS WITH AUTHORIZED PARTICIPANTS

The Distributor will enter into agreements (each, an “Authorized Participant Agreement”) with authorized participants that are reasonably acceptable to the Trust and the Distributor for the creation and redemption of Creation Units of a Fund. Each authorized participant shall be a registered broker/dealer that is a participant in DTC. Each Authorized Participant Agreement will include such terms and conditions as the Distributor will deem necessary or appropriate from time to time.

SECTION 6 EXPENSES

6.01 Trust Expenses. The Trust will pay all fees and expenses (i) in connection with the preparation, setting in type and filing of any Prospectus under the 1933 Act and amendments for the issue of its Shares or Creation Units; (ii) in connection with the registration and qualification of Shares for sale in the various states in which the Trust’s sponsor will determine advisable to qualify such Shares for sale; (iii) of preparing, setting in type, printing and mailing any report or other communication to shareholders or authorized participants of the Trust in their capacity as such; and (iv) of preparing, setting in type, printing and mailing any Prospectus sent to existing shareholders or authorized participants.

6.02 Distributor Expenses. Distributor will pay all of its costs and expenses (other than expenses and costs deemed payable by the Funds and other than expenses which one or more authorized participants may bear pursuant to any agreement with Distributor) incurred by it in connection with the performance of its services hereunder.

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SECTION 7 COMPENSATION

As compensation for providing the services under this Agreement, the Trust will pay Distributor the fees set forth in Schedule C hereto. Notwithstanding anything in this Agreement to the contrary, the Distributor and its affiliates may receive compensation or reimbursement from the Trust or the Trust’s sponsor or its affiliates with respect to any services not included under this Agreement, as may be agreed upon by the parties from time to time. The parties acknowledge, that to the extent the Trust lacks sufficient resources to pay the fees (or other expenses) payable to Distributor, the Trust’s sponsor or its affiliates may make such payment to Distributor from the past profits or other resources of the Trust’s sponsor, including management fees paid by the Trust, or from the Trust’s sponsor’s unitary fee, if applicable.

SECTION 8 INDEMNIFICATION; CONTRIBUTION

8.01 Indemnification of Distributor. The Trust agrees to indemnify, defend and hold harmless, the Distributor, each of its directors, officers, principals, representatives, employees and each person, if any, who controls, is controlled by or is under common control with, the Distributor within the meaning of Section 15 of the 1933 Act (collectively, the “Distributor Indemnified Parties”) from and against any and all losses, claims, damages or liabilities, joint or several, whatsoever (including any investigation, legal or other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which any of the Distributor Indemnified Parties may become subject, arising out of or based upon (i) any claim that the Registration Statement or any Prospectus, shareholder report, item of Sales Literature and Advertisements, other information filed or made public by the Trust or any document incorporated by reference into any of the foregoing (collectively, the “Covered Documents”) included or includes an untrue statement of a material fact or that any Covered Documents omitted or omits a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Distributor for any legal or other expenses reasonably incurred by the Distributor in connection with investigating or defending any such action or claim as such expenses are incurred or (ii) any claims of infringement or misappropriation of the intellectual property rights of a third party against the Distributor arising out of or based on the use by the Distributor of any intellectual property of such third party, including, without limitation, indexes, strategies or trademarks that serve as the basis for the Funds or are used by the Funds (the “Intellectual Property”) in connection with its duties as Distributor pursuant to this Agreement, regardless of whether such third party’s rights or claims of rights to such Intellectual Property were disclosed to Distributor and (iii) any breach of any representation, warranty or covenant made by the Trust in this Agreement; provided, however, that the Trust shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises directly out of or is directly based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Covered Documents about the Distributor in reliance upon and in conformity with written information furnished to the Trust by the Distributor expressly for use therein or the Gross Negligence or willful misconduct of the Distributor. Notwithstanding the foregoing, any person under common control with the Distributor within the meaning of Section 15 of the 1933 Act will not be considered a Distributor Indemnified Party unless such person assists the Distributor with providing services under this Agreement. Gross Negligence means a conscious, voluntary act or omission in reckless disregard of a legal duty and the rights of, or consequences to, others, and not merely a lack of due care.

8.02 Indemnification of the Trust. Distributor will indemnify and hold harmless the Trust, each of their officers, employees and each person, if any, who controls, is controlled by or is under common control with, the Trust within the meaning of Section 15 of the 1933 Act (collectively, the “Trust Indemnified Parties”) from and against any and all losses, claims, damages or liabilities, joint or several, whatsoever (including any investigation, legal or other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which the Trust Indemnified Parties may become subject (i) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Covered Document, in reliance upon and in conformity with written information furnished to the Trust by the Distributor expressly for use therein; or (ii) due to the Gross Negligence or willful misconduct of the Distributor.

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8.03 Indemnification Procedures.

(a) If any action or claim shall be brought against any Distributor Indemnified Party or Trust Indemnified Party (any such party, an “Indemnified Party” and collectively, the “Indemnified Parties”), in respect of which indemnity may be sought against the other party hereto, such Indemnified Party shall promptly notify the indemnifying party in writing, and the indemnifying party shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure.

(b) Any Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the indemnifying party has agreed in writing to pay such fees and expenses, (ii) the indemnifying party has failed to assume the defense and employ counsel, or (iii) the named parties to any such action (including any impleaded party) included such Indemnified Party and the indemnifying party and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party or which may result in a conflict of interest (in which case if such Indemnified Party notifies the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such Indemnified Party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such Indemnified Parties (in addition to local counsel).

(c) No indemnifying party shall, without the written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party.

(d) The indemnifying party shall not be liable for any settlement of any such action effected without its written consent, but if such action is settled with the written consent of the indemnifying party, or if there shall be a final judgment for the plaintiff in any such action and the time for filing all appeals has expired, the indemnifying party agrees to indemnify and hold harmless any Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

(e) The obligations of the indemnifying party under this Section 8 shall be in addition to any liability that the indemnifying party may otherwise have.

8.04 Contribution. If the indemnification provided for in this Section 8 is insufficient or unavailable to any Indemnified Party under this Section 8 in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the Trust on the one hand and the Distributor on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the Indemnified Party failed to give the notice required under Section 8.03(a), above, then each indemnifying party shall contribute to such amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Trust on the one hand and the Distributor on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Trust on the one hand and the Distributor on the other

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shall be deemed to be in the same proportion as the amount of gross proceeds received by the Trust from the offering of the Shares under this Agreement (expressed in dollars) bears to the net profits received by the Distributor under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Trust on the one hand or the Distributor on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Trust and the Distributor agree that it would not be just and equitable if contributions pursuant to this Section 8.04 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to herein. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

8.05 Consequential Damages. Notwithstanding anything in this Agreement to the contrary, neither party shall be liable under this Agreement to the other party hereto for any punitive, consequential, special or indirect losses or damages.

SECTION 9 TERM AND TERMINATION

This Agreement will be effective upon its execution, and, unless terminated as provided, will continue in force for two years and thereafter from year to year, provided that such annual continuance is approved by the Trust. This Agreement may be terminated at any time without penalty by either party upon not less than sixty days prior written notice to the other party; and shall automatically terminate upon its assignment. In the event the Trust gives notice of termination, all expenses associated with the movement (or duplication) of records and materials and conversion thereof to a successor service provider, and all trailing expenses incurred by Distributor, will be borne by the Trust. The provisions of Sections 8, 9 and 10 shall survive any termination of this Agreement.

SECTION 10 MISCELLANEOUS

10.01 Records. The books and records pertaining to the Trust, which are in the possession or under the control of Distributor, will be the property of the Trust. Such books and records will be prepared and maintained as required under applicable laws, rules and regulations. The Trust and its authorized persons will have access to such books and records at all times during the Distributor’s normal business hours. Upon the reasonable request of the Trust, the Distributor will make available copies of such books and records to the Trust or its authorized persons, at the Trust’s expense.

10.02 Independent Contractor. The Distributor will undertake and discharge its obligations hereunder as an independent contractor. Neither Distributor nor any of its officers, directors, employees or representatives is or will be an employee of the Trust or a Fund in connection with the performance of Distributor’s duties hereunder. Any obligations of Distributor hereunder may be performed by one or more third parties or affiliates of Distributor that are selected and monitored by the Distributor with due care but provided that the Distributor will continue to be fully liable for performance of such services in accordance with the terms of this Agreement and applicable law.

10.03 Notices. All notices provided for or permitted under this Agreement will be deemed effective upon receipt, and will be in writing and (a) delivered personally, (b) sent by commercial overnight courier with written verification of receipt, or (c) sent by certified or registered U.S. mail, postage prepaid and return receipt requested, to the party to be notified, at the address for such party set forth below. Notices to the Distributor will be sent to the attention of: General Counsel, SEI Investments Distribution Co., 1 Freedom Valley Drive, Oaks, Pennsylvania 19456. Notices to the Trust will be sent to Metaurus Equity Component Trust, 510 Madison Avenue, New York, New York 10022.

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10.04 Dispute Resolution. Except in respect to action for injunctive relief, whenever either party desires to institute legal proceedings against the other party concerning this Agreement, it will provide written notice to that effect to such other party. The party providing such notice will refrain from instituting said legal proceedings for a period of thirty (30) days following the date of provision of such notice. During such period, the parties will attempt in good faith to amicably resolve their dispute by negotiation among their executive officers.

10.05 Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement, draft or agreement or proposal with respect to the subject matter hereof. This Agreement or any part hereof may be amended or waived only by an instrument in writing signed by the party against which enforcement of such amendment or waiver is sought.

10.06 Non-Solicitation. During the term of this Agreement and for a period of one (1) year afterward, the Trust will not recruit, solicit, employ or engage, for the Trust or any other person, any employee of the Distributor or any of its affiliates.

10.07 Governing Law; Venue. This Agreement will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to any conflict of laws or choice of laws rules or principles thereof. To the extent that the applicable laws of the Commonwealth of Pennsylvania, or any of the provisions of this Agreement, conflict with the applicable provisions of the 1933 Act or the CEA, the latter will control. Each party to this Agreement, by its execution hereof, (i) hereby irrevocably submits to the nonexclusive jurisdiction of the state courts of the Commonwealth of Pennsylvania or the United States District Courts for the Eastern District of Pennsylvania for the purpose of any action between the parties arising in whole or in part under or in connection with this Agreement, and (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such action brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court.

10.08 Counterparts. This Agreement may be executed in two or more counterparts, all of which will constitute one and the same instrument. Each such counterpart will be deemed an original, and it will not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. This Agreement will be deemed executed by both parties when any one or more counterparts hereof or thereof, individually or taken together, bears the original, scanned or facsimile signatures of each of the parties.

10.09 Force Majeure. No breach of any obligation of a party to this Agreement (other than obligations to pay amounts owed) will constitute an event of default or breach to the extent it arises out of a cause, existing or future, that is beyond the control and without negligence of the party otherwise chargeable with breach or default, including without limitation: work action or strike; lockout or other labor dispute; flood; war; riot; theft; act of terrorism, earthquake or natural disaster, provided that the Distributor shall have commercially reasonable business continuity plan procedures in place to avoid and remediate any such breaches. Either party desiring to rely upon any of the foregoing as an excuse for default or breach will, when the cause arises, give to the other party prompt notice of the facts which constitute such cause; and, when the cause ceases to exist, give prompt notice thereof to the other party.

10.10 Severability. Any provision of this Agreement that is determined to be invalid or unenforceable in any jurisdiction will be ineffective to the extent of such invalidity or unenforceability in such jurisdiction, without rendering invalid or unenforceable the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. If a court of competent jurisdiction declares any provision of this Agreement to be invalid or unenforceable, the parties agree that

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the court making such determination will have the power to reduce the scope, duration, or area of the provision, to delete specific words or phrases, or to replace the provision with a provision that is valid and enforceable and that comes closest to expressing the original intention of the parties, and this Agreement will be enforceable as so modified.

10.11 Confidential Information.

(a) Each of the Distributor and the Trust (each, in such capacity, the “Receiving Party”) acknowledges and agrees to maintain the confidentiality of Confidential Information (as hereinafter defined) provided to the Receiving Party by the other party hereto (in such capacity, the “Disclosing Party”) in connection with this Agreement. The Receiving Party will not disclose or disseminate the Disclosing Party’s Confidential Information to any Person other than (i) those directors, officers, employees, agents, contractors, subcontractors and licensees of the Receiving Party, or (ii) with respect to the Distributor as a Receiving Party, to those employees, agents, contractors, subcontractors and licensees of any agent or affiliate, who have a need to know it in order to assist the Receiving Party in performing its obligations, or to permit the Receiving Party to exercise its rights, under this Agreement. In addition, the Receiving Party (x) will take all reasonable steps to prevent unauthorized access to the Disclosing Party’s Confidential Information, and (y) will not use the Disclosing Party’s Confidential Information, or authorize other Persons to use the Disclosing Party’s Confidential Information, for any purposes other than in connection with performing its obligations or exercising its rights hereunder. As used herein, “reasonable steps” means steps that a party takes to protect its own, similarly confidential or proprietary information of a similar nature, which steps will in no event be less than a reasonable standard of care.

(b) The term “Confidential Information,” as used herein, will mean all business strategies, plans and procedures, proprietary information, methodologies, product design structures, data and trade secrets, and other confidential information and materials (including, without limitation, any non-public personal information as defined in Regulation S-P) of the Disclosing Party, its affiliates, their respective clients or suppliers, or other Persons with whom they do business, that may be obtained by the Receiving Party from any source or that may be developed as a result of this Agreement.

(c) Notwithstanding anything to the contrary herein, the provisions of this Section 10.11 respecting Confidential Information will not apply to the extent, but only to the extent, that such Confidential Information is: (a) already known to the Receiving Party free of any restriction at the time it is obtained from the Disclosing Party, (b) subsequently learned from an independent third party free of any restriction and without breach of this Agreement; (c) publicly available at or following the time it is received from the Disclosing Party through no wrongful act of the Receiving Party or any third party; (d) independently developed by or for the Receiving Party without reference to or use of any Confidential Information of the Disclosing Party; or (e) required to be disclosed pursuant to an applicable law, rule, regulation, government requirement or court order, or the rules of any stock exchange (provided, however, that the Receiving Party will advise the Disclosing Party of such required disclosure promptly upon learning thereof in order to afford the Disclosing Party a reasonable opportunity to contest, limit and/or assist the Receiving Party in crafting such disclosure).

(d) The Receiving Party will advise its directors, officers, employees, agents, contractors, subcontractors and licensees, and will require its agents and affiliates to advise their directors, officers, employees, agents, contractors, subcontractors and licensees, of the Receiving Party’s obligations of confidentiality and non-use under this Section 10.11, and will be responsible for ensuring compliance by its and its affiliates’ directors, officers, employees, agents, contractors, subcontractors and licensees with such obligations. In addition, the Receiving Party will require all persons that are provided access to the Disclosing Party’s Confidential Information, other than the Receiving Party’s accountants and legal counsel, to execute confidentiality or non-disclosure agreements containing provisions substantially similar to those set forth in this Section 10.11. The Receiving Party will promptly notify the Disclosing Party in writing upon learning of any unauthorized disclosure or use of the Disclosing Party’s Confidential Information by such persons.

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(e) Upon the Disclosing Party’s written request following the termination of this Agreement, the Receiving Party promptly will return to the Disclosing Party, or destroy, all Confidential Information of the Disclosing Party provided under or in connection with this Agreement, including all copies, portions and summaries thereof. Notwithstanding the foregoing sentence, (a) the Receiving Party may retain one copy of each item of the Disclosing Party’s Confidential Information for purposes of identifying and establishing its rights and obligations under this Agreement, for archival or audit purposes and/or to the extent required by applicable law, and (b) the Distributor will have no obligation to return or destroy Confidential Information of the Trust that resides in save tapes of Distributor; provided, however, that in either case all such Confidential Information retained by the Receiving Party will remain subject to the provisions of this Section 10.11 for so long as it is so retained. If requested by the Disclosing Party, the Receiving Party will certify in writing its compliance with the provisions of this paragraph.

10.12 Use of Name.

(a) The Trust will not use the name of the Distributor, or any of its affiliates, in any Prospectus, sales literature, and other material relating to the Trust in any manner without the prior written consent of the Distributor; provided, however, that the Distributor hereby approves all lawful uses of the names of the Distributor and its affiliates in the Prospectus of the Trust and in all other materials which merely refer in accurate terms to their appointment hereunder or which are required by applicable law, regulations or otherwise by the SEC, FINRA, or any state securities authority.

(b) Neither the Distributor nor any of its affiliates will use the name of the Trust in any publicly disseminated materials, including sales literature, in any manner other than with respect to representative client lists, without the prior written consent of the Trust (which will not be unreasonably withheld); provided, however, that the Trust and each Fund hereby approves all lawful uses of its name in any required regulatory filings of the Distributor which merely refer in accurate terms to the appointment of the Distributor hereunder, or which are required by applicable law, regulations or otherwise by the SEC, FINRA, or any state securities authority.

10.13 Insurance. The Trust hereby represents that it maintains adequate insurance coverage with respect to its responsibilities pursuant to this Agreement, including commercially reasonable fidelity bond(s) as well as errors and omissions, directors and officers, and professional liability insurance. All of the foregoing policies shall be issued by insurance companies having an “A minus” rating or better by A.M. Best Trust or an equivalent Standard & Poor’s rating. The Trust shall furnish Certificates of Insurance evidencing all of the foregoing insurance coverage upon execution of this Agreement, and annually upon the written request of the Distributor The Trust shall promptly inform the Distributor of any material changes to its policies, endorsements or coverage.

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IN WITNESS WHEREOF, the Trust and Distributor have each duly executed this Agreement, as of the day and year above written.

METAURUS EQUITY COMPONENT TRUST	SEI INVESTMENTS DISTRIBUTION CO.

By:	By:

Name: Title:	Name: Title:

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SCHEDULE A

List of Funds

U.S. Equity Cumulative Dividends Fund – Series 2027

U.S. Equity Ex-Dividend Fund – Series 2027

SCHEDULE B

Additional Services

FINRA Review

•	Review and approve all sales and marketing materials for compliance with applicable SEC and FINRA rules, applicable law and consistency with the Prospectus (for the avoidance of doubt, to the extent a Fund utilizes a free writing prospectus and is not a seasoned issuer, it is the duty of the Fund to file with the SEC its free writing prospectus and notify SIDCO of such filing)

•	Conduct timely FINRA filing of materials

•	Timely respond to FINRA comments on marketing materials

Other Services

•	Forward any pending or threatened enforcement actions, deficiencies, litigation, disputes or other Actions or any customer complaints concerning the Trust received by the Distributor to the Trust, assist in resolving customer complaints, and maintain a log of such complaints as required by applicable law;

•	Keep and maintain all books and records relating to the services provided by the Distributor under this Agreement in accordance with applicable law;

•	Coordinate and execute Authorized Participant Agreements pursuant to Section 5 of this Agreement;

SCHEDULE C

Fees

The Distributor will receive from the Trust, to the extent available pursuant to Section 7 hereof, fees in the amount of $[ ] annually, payable in equally monthly installments of $[ ] on the 5th business day of each month, and to the extent not available, the Distributor will look solely to the Trust’s sponsor or its affiliates for the payment of such fees.